                                                                  EXECUTION COPY

                                   DEBENTURE,



                            Dated 24 February, 2000


                                    between


                        SOCIETE DES MINES DE MORILA S.A.


                                    - and -


                         NM ROTHSCHILD & SONS LIMITED,
                            as the Security Trustee


                                     MAYER
                                     BROWN
                                    & PLATT

                               Bucklersbury House
                            3 Queen Victoria Street
                                London, EC4N 8EL
                            Telephone: 0171 246 6200
                            Facsimile: 0171 329 4465
                               Ref: 99514374/MJP

                                    CONTENTS
                                    --------

SECTION                                                                            PAGE
SECTION 1.  INTERPRETATION ...........................................................1

SECTION 2.  COVENANT TO PAY ..........................................................3

SECTION 3.  CHARGING SECTION .........................................................3

SECTION 4.  CONTINUING SECURITY, NO LIABILITY ........................................6

SECTION 5.  FURTHER ASSURANCE ........................................................7

SECTION 6.  NEGATIVE PLEDGE AND DISPOSAL RESTRICTIONS ................................7

SECTION 7.  REPRESENTATIONS AND WARRANTIES ...........................................8

SECTION 8.  UNDERTAKINGS .............................................................9

SECTION 9.  ATTORNEY ................................................................11

SECTION 10. ENFORCEMENT AND POWERS OF THE SECURITY TRUSTEE ..........................11

SECTION 11. STATUS, POWERS, REMOVAL  AND REMUNERATION OF RECEIVER ...................12

SECTION 12. APPLICATION OF MONEYS ...................................................15

SECTION 13. PROTECTION OF THIRD PARTIES .............................................16

SECTION 14. PROTECTION OF LENDER PARTIES AND RECEIVER ...............................16

SECTION 15. COSTS AND EXPENSES ......................................................16

SECTION 16. OTHER SECURITY, CUMULATIVE POWERS AND AVOIDANCE OF PAYMENTS .............17

SECTION 17. NOTICE OF SUBSEQUENT CHARGE .............................................18

SECTION 18. EXCLUSION OF POWERS OF LEASING ..........................................18

SECTION 19. DELEGATION ..............................................................18

SECTION 20. REDEMPTION OF PRIOR CHARGES .............................................18

SECTION 21. NOTICE ..................................................................19


SECTION 22. NO IMPLIED WAIVERS ......................................................19

SECTION 23. INVALIDITY OF ANY PROVISION .............................................19

SECTION 24. ASSIGNMENT ..............................................................19

SECTION 25. CURRENCY ................................................................19

SECTION 26. COUNTERPARTS ............................................................20

SECTION 29. BENEFIT OF UNDERTAKINGS .................................................20

SECTION 30. GOVERNING LAW AND SUBMISSION TO JURISDICTION ............................20

SCHEDULE 1
        Form of Notice of Assignment and Form of Acknowledgement ...................SS1

SCHEDULE 2
        Form of Notice and Form of Acknowledgement regarding Project Accounts
        (Offshore) .................................................................SS6

SCHEDULE 3
        Form of Notice of Assignment of Insurances and Form of Acknowledgement ....SS10

THIS DEED is made on 24 February, 2000

BETWEEN:-

(1) SOCIETE DES MINES DE MORILA S.A., a company (societe anonyme) organised and existing under the laws of the Republic of Mali (the "Company"); and

(2) N M ROTHSCHILD & SONS LIMITED whose registered office is situated at New Court, St. Swithin's Lane, London EC4P 4DU in its capacity as the Agent and the Security Trustee for the Lenders (in such capacity, the "Security Trustee", which expression shall include any person for the time being appointed as trustee or as an additional trustee for the purpose of, and in accordance with, this Deed).

NOW THIS DEED WITNESSES as follows:-

SECTION 1.  INTERPRETATION

1.1. In this Deed, unless the context otherwise requires, the following expressions have the following meanings

      "Assigned Agreement(s)" means the Construction Contract, the Required Hedging Agreements, the Insurances, the Insurance Proceeds, the Mali Consent Agreement, the Mining Contract, the Mining Rights, the Mining Concession, the Power Contract, the Refining and Purchase Agreement, the Project Account Agreement (Mali), and the Project Account Agreement (Offshore).

      "Charged Debts" has the meaning given to it in clause (a) of Section 8.3.

      "Charged Property" means all the assets, property, goodwill and undertaking of the Company from time to time charged or assigned to the Security Trustee pursuant to the terms of this Deed.

      "Company" has the meaning given to it in the preamble.

      "Counterparty Notice" means each notice in the forms set out in Schedules 1 to 3 or in such other forms as is required by, or is acceptable to, the Security Trustee.

      "Deed" means this debenture as amended, supplemented or substituted from time to time.

      "Default Rate" means the rate of interest, provided for under Section
      3.2.2 of the Loan Agreement, for payment on overdue and unpaid sums thereunder.

      "Distribution Rights" means all dividends, distributions and other income paid or payable on each relevant Investment together with all shares or other property derived from the relevant Investment together with all other allotments, accretions, rights, benefits and advantages of all kinds accruing, offered or otherwise derived from or incidental to the relevant investment (whether by way of conversion, redemption, bonus, preference, option or otherwise).

     "Floating Charge Asset" has the meaning given to it in Section 3.4.

     "Insurance Proceeds" means all monies which at any time may be or become payable to or received by the Company (whether as an insured party or as loss payee) pursuant to any Insurance and the proceeds of all claims thereunder.

     "Insurances" means all policies and contracts of insurance which have been or are from time to time taken out by or on behalf of the Company or (to the extent of its interest) such policies in which the Company has an interest (including as loss payee or additional insured) and including, for the avoidance of doubt, all future renewals of or replacements for such policies and contracts of insurance.

     "Intellectual Property" means, to the extent that the same shall relate to the Project, all patents and patent applications, trade and or service marks and trade and or service mark applications (and all goodwill associated with such applications), all brand and trade names, all copyrights and rights in the nature of copyright, all registered designs and applications for registered designs, design rights, computer programmes, all trade secrets, know-how and all other intellectual property rights now or in the future owned by the Company throughout the world or in which the Company shall have an interest together with the benefit of all present and future licenses and agreements entered into or the benefit of which is enjoyed by the Company and ancillary and connected rights relating to the use or exploitation of any of the aforementioned rights.

     "Investment" means any negotiable instrument, certificate of deposit, debenture, share, security or other investment (and shall, for the avoidance of doubt, include all Cash Equivalent Investments held in any Project Account (Offshore)).

     "Liabilities" means all Obligations of the Borrower or RRL now or hereafter due, owing or incurred to the Lender Parties (or any of them) in whatsoever manner in any currency or currencies whether present, future, actual or contingent, whether incurred solely or jointly with any other person and whether as principal or surety in each case under the Loan Documents (or any of them) together with all interest accruing thereon and all costs, charges and expenses incurred in connection therewith.

     "Loan Agreement" means the loan agreement, dated December 21, 1999, as amended, modified or supplemented from time to time, between (1) the Company, as Borrower (2) Randgold Resources Limited, Randgold & Exploration Company Limited and Randgold Resources (Morila) Limited, as the Completion Guarantors (3) various banks and financial institutions, as Lenders, the Arrangers and the Co-Arrangers and (4) NM Rothschild & Sons Limited, as the Agent.

     "Premises" means all freehold and leasehold property from time to time owned by the Company or in which the Company is otherwise interested.

     "Receiver" means any one or more administrative receivers, receivers and managers, administrators, liquidators or other insolvency officers appointed in any jurisdiction or (if the Security Trustee so specifies in the relevant appointment) any such officers appointed by the Security Trustee pursuant to this Deed in respect of the Company or over all or any of the Charged Property.

     "Security Trustee" has the meaning given to it in the preamble.

1.2  In this Deed:

     (a) the terms of the documents under which the Liabilities arise and of any side letters between the Company and the Lender Parties (or any of them) relating thereto are incorporated herein to the extent required for any purported disposition of the Charged Property contained in this Deed to be a valid disposition in accordance with Section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989;

     (b)  the parties intend that this document shall take effect as a Deed;

     (c) capitalised terms used but not defined in this Deed (including the preamble and recitals hereto) have the same meanings as in the Loan Agreement; and

     (d) this Deed is a Loan Document and shall be interpreted and construed in accordance with the terms and provisions of the Loan Agreement (including Sections 1.2 to 1.5 thereof which are hereby incorporated into this Deed with all necessary consequential changes).

SECTION 2. COVENANT TO PAY

     The Company covenants with the Security Trustee that it will pay to each Lender Party the Liabilities as and when the same fall due for payment to such Lender Party.

SECTION 3. CHARGING SECTION

3.1 FIXED CHARGES: As a continuing security for the payment of the Liabilities, the Company hereby charges with full title guarantee in favour of the Security Trustee on trust for the Lender Parties the following property and rights, both present and future, from time to time owned by the Company or in which the Company is from time to time interested to the extent such property and rights are situated outside Mali (and, for the avoidance of doubt, (i) any such property or right shall not be deemed to be situated in Mali by virtue of the fact that the Company and its business are located in Mali, and (ii) each Project Document (excluding, however, the Establishment Convention, the Mali Consent Agreement and the Mining Concession), and each of the Project Accounts

     (Offshore) and the Project Account Agreement (Offshore) shall constitute property subject to the liens created under this Deed):

     (a) by way of first fixed charge all Project Assets and all the Company's plant, machinery, office and other equipment and the benefit of all contracts, guarantees, leases, licences and warranties relating to the same;

     (b) by way of first fixed charge all the Company's Investments together with all Distribution Rights from time to time accruing thereon;

     (c) by way of first fixed charge (to the extent not effectively assigned by way of security pursuant to Section 3.5) all rights and interests of the Company in and claims under all policies of insurance and all proceeds thereof either now or in the future held by, or written in favour of, the Company or in which the Company is otherwise interested;

     (d) by way of first fixed charge (to the extent not effectively assigned by way of security pursuant to Section 3.5) all rights and interests of the Company in and claims and benefits under the Assigned Agreements and all proceeds thereof;

     (e) by way of first fixed charge all book and other debts, revenues and claims of the Company and all rights and claims of the Company against third parties and against any security in respect of such debts, revenues or claims;

     (f) by way of first fixed charge all the Company's loan capital and all monies from time to time standing to the credit of the Project Accounts and to the credit of all other accounts with any bank, financial institution or other person;

     (g)  by way of first fixed charge all Intellectual Property;

     (h) by way of first fixed charge the benefit of all mining leases, concessions, licences, options, rights, consents, agreements and authorisations (including all licences, rights and consents relating to Gold and other minerals and precious metals including the extraction, processing and disposal thereof) held or utilised by the Company in connection with its business or the use of any of its assets; and

     (i) by way of first fixed charge all the goodwill and uncalled capital of the Company.

3.2 FLOATING CHARGE: As further continuing security for the payment of the Liabilities the Company hereby charges with full title guarantee in favour of the Security Trustee on trust for the Lender Parties by way of first floating charge all its assets and undertaking whatsoever and wheresoever both present and future not effectively charged by way of first fixed charge pursuant to the provisions of Section 3.1.

3.3. CONVERSION OF FLOATING CHARGE: The Security Trustee may, at any time by notice in writing to the Company, convert the floating charge created pursuant to Section 3.2. above into a fixed charge as regards such assets as it shall specify in the notice in the event that:

     (a)  a Default has occurred and is continuing unremedied and unwaived; or

     (b) the Security Trustee is reasonably of the view that (i) such assets are in danger of being seized or (ii) any legal process or execution is being enforced against such assets or (iii) such assets are otherwise in jeopardy, and by way of further assurance the Company shall promptly execute a mortgage, fixed charge or other lien over such assets in such form as the Security Trustee shall require.

3.4. AUTOMATIC CONVERSION OF FLOATING CHARGE: If the Company creates (or purports to create) any lien on or over any of the Charged Property not expressed to be subject to a fixed charge under this Deed (a "Floating Charge Asset") without the prior consent in writing of the Security Trustee, or if any third party levies or attempts to levy any distress, attachment, execution or other legal process against any such Floating Charge Asset, the floating charge created by this Deed will automatically (without notice) be converted into a fixed charge over the relevant Floating Charge Asset immediately such event occurs.

3.5. ASSIGNMENT BY WAY OF SECURITY: As further continuing security for the payment of the Liabilities, the Company assigns by way of security with full title guarantee (to the fullest extent capable of assignment) in favour of the Security Trustee on trust for the Lender Parties, all its rights, title and interest in and benefits under the Assigned Agreements. The foregoing assignment shall include:

     (a) all claims for damages or other remedies in respect of any breach of any Assigned Agreement,

     (b) all moneys whatsoever which are now or may at any time hereafter be or become due or owing to the Company under or arising out of the Assigned Agreements or in connection with the rights of the Company evidenced thereby, and

     (c) all rights and remedies for enforcing the Assigned Agreements in the name of the Company or otherwise and all present and future right, title, benefit and interest in all guarantees, insurances, indemnities, mortgages, charges and other security of whatsoever nature (including all rights and remedies of enforcement) now or hereafter held by the Company in respect of all or any of the foregoing and all moneys from time to time becoming due or owing thereunder or in connection therewith.

     Notwithstanding the foregoing, as long as no Event of Default has occcurred and is continuing, the Company may, subject to the terms and conditions of the Loan Agreement and the other Loan Documents, receive and retain the proceeds of any such claims or any such moneys and may exercise all such rights and remedies and receive and retain the proceeds of their exercise.

3.6. TRUST: The parties hereto agree that the Security Trustee shall hold the Charged Property and all covenants, undertakings, charges, representations, and other rights and securities given, constituted, or created under or pursuant to this Deed on trust for all the Lender Parties on and subject to the terms of this Deed, and the Lender Parties acknowledge such declaration.

SECTION 4. CONTINUING SECURITY, NO LIABILITY

4.1. CONTINUING NATURE. The security constituted by this Deed is to be a continuing security to the Security Trustee on trust for the Lender Parties notwithstanding any intermediate payment or settlement of account or other matter or thing whatsoever and in particular the intermediate satisfaction by the Company or any other person of the whole or any part of the Liabilities.

4.2. ADDITIONAL SECURITY. The security constituted by this Deed is to be in addition and without prejudice to any other security which the Security Trustee or any other Lender Party may now or hereafter hold for the Liabilities or any part thereof and this security may be enforced against the Company without first having recourse to any other rights of the Security Trustee or any other Lender Party.

4.3. NO LIABILITY. Notwithstanding anything herein to the contrary:

     (a) the Company shall remain liable under the Assigned Agreements to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Deed had not been executed;

     (b) the exercise by the Security Trustee of any of its rights hereunder shall not release the Company from any of its duties or obligations under the Assigned Agreements; and

     (c) the Security Trustee shall have no obligation or liability under any of the Assigned Agreements by reason of this Deed nor shall the Security Trustee be obligated to perform any of the obligations or duties of the Company thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 5. FURTHER ASSURANCE

5.1. GENERAL:

     (a) The Company will at its own expense promptly execute such deeds, assurances, agreements, instruments and otherwise do such acts and things as the Security Trustee may require for perfecting and protecting the security created (or intended to be created) by this Deed or facilitating the realisation thereof or otherwise for enforcing the same or exercising any of the Security Trustee's rights hereunder. In particular, but without limitation, the Company will:

          (i) execute a legal assignment in such form as the Security Trustee may reasonably require over all or any of the debts, rights, claims and contracts hereby charged:

          (ii) execute a valid fixed charge in such form as the Security Trustee may reasonably require over any Floating Charge Asset and over any asset subsequently acquired by the Company; and

          (iii) otherwise execute all charges, mortgages, transfers, conveyances, assignments and assurances whatsoever with respect to the Charged Property and give all notices, orders, instructions and directions whatsoever which the Security Trustee may reasonably consider necessary to more fully give effect to the security and other rights created and granted in favour of the Security Trustee pursuant to this Deed.

     (b) Any security document required to be executed by the Company pursuant to this Section will be prepared at the cost of the Company and will contain provisions substantially corresponding to the provisions set out in this Deed.

5.2 REGISTER OF TRADE MARKS: The Company, as registered proprietor, hereby appoints the Security Trustee as its agent to apply for the particulars of this Deed and of its interest in the Intellectual Property and any other or future trade marks or trade mark applications registered or to be registered in the United Kingdom in the name of the Company to be made on the Register of Trade Marks under Section 25(1) of the Trade Marks Act 1994 and the Company hereby agrees to execute all documents and forms required to enable such particulars to be entered on the Register of Trade Marks.

SECTION 6. NEGATIVE PLEDGE AND DISPOSAL RESTRICTIONS

     Except to the extent permitted by the terms of the Loan Agreement, during the continuance of the security constituted by this Deed the Company will not without the prior consent in writing of the Security Trustee (acting on the instructions of such of the Lender Parties as may be required pursuant to Section 11.1 of the Loan Agreement):

     (a) create, incur, assume or suffer to exist any lien upon the whole or any part of the Charged Property, or

     (b) sell, transfer, lease or otherwise dispose of any of, or grant options, warrants or other rights with respect to, any part of the Charged Property, or agree or attempt to do so

SECTION 7. REPRESENTATIONS AND WARRANTIES

7.1 MATTERS REPRESENTED: In order to induce the Security Trustee to enter into this Deed and, in the case of the Lenders, to make and continue Loans under the Loan Agreement, the Company represents and warrants unto each Lender Party as set forth in this Article. The representations and warranties set forth in this Article shall be made upon the delivery of each Borrowing Request and each Continuation Notice, and shall be deemed to have been made on each Borrowing Date (both immediately before and immediately after the application of the proceeds of the relevant Loans), the Mechanical Completion Date, the Economic Completion Date, the Release Date and on any date on which any person grants further security to any Lender Party pursuant to Section 8.1.16 of the Loan Agreement.

7.2  GENERAL:

     (a) POWER AND AUTHORITY: Its memorandum and articles of association or other constitutional documents incorporate provisions which respectively ensure, and all necessary corporate, shareholder and other action has been taken to ensure, that

          (i) it is authorised to sign or execute under seal or as a deed (as appropriate) and deliver this Deed and perform the transactions contemplated hereby and to create the security in the terms contained in this Deed; and

          (ii) this Deed is admissible in evidence in England and Mali.

     (b) NO CONTRAVENTION: Neither the execution and delivery of this Deed nor the performance of any of its obligations hereunder do or will:

          (i) conflict with its memorandum or articles of association or other constitutional documents; or

          (ii) cause any borrowing, negative pledge or other limitation on the Company or the powers of the directors or other officers of the Company to be exceeded

     (c) DEBTS: It is not unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986 or within the meaning of any equivalent legislation in Mali.

     (d) NO LIENS: The Company has good and marketable title to all its assets and none of the assets of the Company is affected by any lien other than a Permitted Lien and the Company is not a party to, nor is it or any of its assets bound or affected by any order, licence, permit, consent, agreement or instrument under which the Company is, or in certain events may be, required to create, assume or permit to arise any lien other than a Lien expressly permitted by the Loan Agreement and this Deed

SECTION 8. UNDERTAKINGS

8.1. DURATION OF UNDERTAKINGS: The Company undertakes to the Security Trustee in the terms of the following provisions of this Section 8, such undertakings to commence on the date of this Deed and to continue for so long as the security constituted by this Deed (or any part thereof) remains in force.

8.2  GENERAL UNDERTAKINGS:

     (a) NOT JEOPARDISE SECURITY: It will not do or cause or permit to be done anything which may in any way materially depreciate, jeopardise or otherwise prejudice the value to the Security Trustee of the security constituted by this Deed.

     (b) OBSERVE COVENANTS: It will observe and perform all covenants and stipulations from time to time affecting the Charged Property (including any lease) and all terms and conditions of the Loan Agreement (including Section 8.1.14 thereof) and the other Loan Documents as the same relate to any of the Charged Property

     (c) CHATTELS - NOTICE OF CHARGE: If so requested by the Security Trustee, it will place and maintain on each chattel the value of which exceeds U.S.$100,000 subject to a fixed charge under this Deed, in a conspicuous place, an identification marking as appears below and will not conceal, alter or remove the marking or permit it to be concealed, altered or removed:

                               "Notice of Charge"
                               ------------------

               This [describe chattel] and all ancillary equipment are subject to a first fixed charge in favour N M Rothschild & Sons Limited, as Security Trustee

8.3 COLLECTION OF BOOK DEBTS: The Company will:

     (a) collect (as agent for the Security Trustee) all book and other debts and all the other rights and claims (the "Charged Debts") charged to the Security Trustee under this Deed and pay the proceeds into the appropriate Project Account as required by the Loan Agreement or into such other specially designated account(s) with the Security Trustee or such other account(s) with such other bank as the Security Trustee may from time to time reasonably direct and pending such payment will hold all money so received upon trust for the Security Trustee

     (b) not except as may be permitted pursuant to the terms and conditions of the Loan Agreement, charge, factor, discount or assign any of the Charged Debts in favour of any other person or purport to do so.

     (c) in addition to (and without prejudice to) the provisions of the other Loan Documents relating to the Project Accounts, where Charged Debts are paid into any account not maintained with the Security Trustee the Company will, immediately upon execution of this Deed, give notice to the bank maintaining such account that it has granted security over the Charged Debts to the Security Trustee (for the ratable benefit of the Lender Parties) pursuant to this Deed. Such notice will be in the form required by the Security Trustee and the Company will use its best endeavours to ensure that each bank served with such notice countersigns and returns the notice to the Security Trustee within ten
          (10) Business Days of the date of the relevant notice; and

     (d) subject to (and without prejudice to) the provisions of the other Loan Documents relating to the Project Accounts, prior to the occurrence of an Event of Default, in the absence of any written directions to the contrary from the Security Trustee, any monies in respect of the Charged Debts received by the Company and paid into the designated account(s) in accordance with the requirements of this Section shall, upon being disbursed from such account(s) in order to pay bona fide Project Costs in accordance with Sections 4.1(b), 4.3(c) and 4.4(c) of the Loan Agreement (and provided the Loan Agreement otherwise permits the Company free access to those monies), be released from the fixed charge created by Section 3.1 and shall, for the purposes only of making such disbursement, become subject to the floating charge created by Section 3.2. Such release from the fixed charge over Charged Debts shall not affect, and shall be entirely without prejudice to, the continuance of the said fixed charge on all other Charged Debts of the Company outstanding from time to time.

8.4 ASSIGNED AGREEMENTS: In addition to its undertakings contained in the other Loan Documents, the Company will immediately, upon execution of this Deed, give notice to the other parties to the Assigned Agreements that it has assigned its rights under the Assigned Agreements to the Security Trustee by way of security pursuant to this Deed, such notice to be substantially in the form of Counterparty Notice for such other party.

8.5 DEPOSIT OF DOCUMENTS: The Company will promptly on request deposit with the Security Trustee (or as it shall direct) all such documents relating to the Charged Property as the Security Trustee may from time to time reasonably require.

8.6 RETENTION OF DOCUMENTS: The Security Trustee may retain any document delivered to it pursuant to Section 8.5 or otherwise until the security created by this Deed is released and it, for any reason it delivers any such document before such time to the Company it may by notice to the Company require that the relevant document be redelivered to it and the Company shall immediately comply (or procure compliance) with such notice.

8.7 POWER TO REMEDY: If the Company fails to comply with any of the covenants set out in Section 8.2 to 8.6, the Company will allow (and hereby irrevocably authorises) the Security Trustee and or such persons as it shall nominate to take such action on behalf of the Company as shall be necessary to ensure that such covenants are complied with. In particular but without limitation, if the Company shall be in default of effecting or maintaining insurances or in producing certified copies of any such policy or receipt to the Security Trustee on demand, the Security Trustee may take out or renew such insurances in any sum which the Security Trustee may think expedient and all money expended and costs incurred by the Security Trustee under this provision shall form part of the Liabilities.

8.8 INDEMNITY: The Company will indemnify the Security Trustee and will keep the Security Trustee indemnified against all losses, costs, charges and expenses incurred by the Security Trustee as a result of a breach by the Company of its obligations under this Section and in connection with the exercise by the Security Trustee of its rights contained in Section 8.7. All sums the subject of this indemnity will be payable by the Company to the Security Trustee on demand and if not so paid will bear interest at the Default Rate. Any unpaid interest will be compounded at such intervals as the Security Trustee may select from time to time.

SECTION 9. ATTORNEY

     The Company hereby irrevocably and by way of security appoints the Security Trustee and every Receiver of the Charged Property or any part thereof appointed hereunder and any person nominated for the purpose by the Security Trustee or any Receiver (in writing under hand signed by an officer of the Security Trustee or any Receiver) severally as its attorney (with full power of substitution and delegation) in its name and on its behalf and as its act and deed to execute, seal and deliver (using the company seal where appropriate) and otherwise perfect and do any deed, assurance, agreement, instrument, act or thing which it ought to execute and do under the terms of this Deed or any other Loan Document or which may be reasonably required in the exercise of any rights or powers conferred on the Security Trustee or any Receiver hereunder or otherwise for any of the purposes of this Deed and the Company hereby covenants with the Security Trustee to ratify and confirm all acts or things made, done or executed by such attorney as aforesaid. The power of attorney hereby granted is as regards the Security Trustee and its delegates (and as the Company hereby acknowledges) granted irrevocably and for value as part of the security constituted by this Deed to secure proprietary interests in and the performance of obligations owed to the respective donees within the meaning of the Power of Attorney Act 1971.

SECTION 10. ENFORCEMENT AND POWERS OF THE SECURITY TRUSTEE

10.1 CONSOLIDATION: The restriction on the consolidation of mortgages imposed by
     Section 93 of the law of Property Act 1925 shall not apply to this Deed or to any security given to the Security Trustee pursuant to this Deed.

10.2 EXCLUSION OF CERTAIN PROVISIONS: Section 103 of the Law of Property Act 1925 shall not apply to the charges created by this Deed which shall immediately become enforceable and the power of sale and other powers conferred by Section 101 of such Act (as varied or extended by this security) shall be immediately exercisable at any time after an Event of Default has occurred.

10.3 STATUTORY POWERS: The powers conferred on mortgagees or receivers or administrative receivers by the Law of Property Act 1925 and the Insolvency Act 1986 (as the case may be) shall apply to the security constituted by this Deed except insofar as they are expressly or impliedly excluded and where there is ambiguity or conflict between the powers contained in such Acts and those contained in this Deed, then this Deed shall prevail.

10.4 POWER OF SALE: The statutory power of sale exercisable by the Security Trustee under this Deed is hereby extended so as to authorise the Security Trustee to sever any fixtures from the property to which they are attached and sell them separately from such property.

10.5 APPOINTMENT OF RECEIVER: At any time after an Event of Default has occurred and is continuing and has not been waived or if so requested by the Company, the Security Trustee may by writing under hand signed by any officer or manager of the Security Trustee appoint any person (or persons) to be a Receiver of all or any part of the Charged Property.

10.6 LEASING AND SURRENDERS: The statutory powers of leasing and accepting surrenders conferred upon the Security Trustee by the Law of Property Act 1925 shall be extended so as to authorise the Security Trustee to lease, make agreements for leases at a premium or otherwise accept surrenders of leases and grant options or vary or reduce any sum payable under any lease or tenancy agreements as the Security Trustee thinks fit without the need to comply with any of the provisions of Sections 99 and 100 of such Act.

10.7 POWER OF MORTGAGEES. All or any of the powers conferred upon mortgagees by the Law of Property Act 1925 as hereby varied or extended and all or any of the rights and powers conferred by this Deed on a Receiver (whether expressly or impliedly) may be exercised by the Security Trustee without further notice to the Company at any time after this security shall have become enforceable and the Security Trustee may exercise such rights and powers irrespective of whether the Security Trustee has taken possession or has appointed a Receiver of the Charged Property.

SECTION 11.  STATUS, POWERS, REMOVAL AND REMUNERATION OF RECEIVER

11.1 RECEIVER AS AGENT OF COMPANY: Any Receiver appointed hereunder shall be the agent of the Company and the Company shall be solely responsible for his acts or defaults and for his remuneration and liable on any contracts or engagements made or entered into by him and in no circumstances whatsoever shall the Security Trustee or any Lender Party be in any way responsible for any misconduct, negligence or default of the Receiver.

11.2 POWERS OF RECEIVER: Any Receiver appointed hereunder shall have power in addition to the powers conferred by the Law of Property Act 1925 and
         Schedule 1 of the Insolvency Act 1986 (which are hereby incorporated into this Deed) and notwithstanding the liquidation of the Company:

         (a) to take possession of, collect and get in all or any part of the Charged Property and for that purpose to take any proceedings in the name of the Company or otherwise as he thinks fit;

         (b) generally to manage the Charged Property and to manage or carry on, reconstruct, amalgamate, diversify or concur in carrying on the business or any part thereof of the Company as he may think fit;

         (c) to make any arrangement or compromise or enter into or cancel any contracts which he shall think expedient in the interests of the Security Trustee and the Lender Parties;

         (d) for the purpose of exercising any of the powers, authorities and discretions conferred on him by this Deed and/or defraying any costs or expenses which may be incurred by him in the exercise thereof or for any other purpose to raise or borrow money or incur any other liability on such terms whether secured or unsecured as he may think fit and whether to rank for payment in priority to this security or not;

         (e) without restriction to sell, let or lease, or concur in selling, letting or leasing, and to vary the terms of, determine, surrender or accept surrenders of, leases or tenancies of, or grant options and licences over or otherwise dispose of or deal with, all or any part of the Charged Property without being responsible for loss or damage, and so that any such sale, lease or disposition may be made for cash payable by instalments, loan stock or other debt obligations or for shares or securities of another company or other valuable consideration, and the Receiver may form and promote, or concur in forming and promoting, a company or companies to purchase, lease, licence or otherwise acquire interests in all or any of the Charged Property or otherwise, arrange for such companies to trade or cease to trade and to purchase, lease, license or otherwise acquire all or any of the Charged Property on such terms and conditions whether or not including payment by instalments secured or unsecured as he may think fit;

         (f) to make and effect all repairs, renewals and improvements to the Charged Property or any part of it as he may think fit and maintain, renew, take out or increase insurances;

         (g) to exercise all voting and other rights attaching to the Investments and stocks, shares and other securities owned by the Company and comprised in the Charged Property in such manner as he may think fit;

         (h) to redeem any prior encumbrance and settle and pass the accounts of the person entitled to the prior encumbrance so that any accounts so settled and passed shall (subject to any manifest error) be conclusive and binding on the Company and the money so paid shall be deemed to be an expense properly incurred by the Receiver;

         (i) to appoint and discharge employees, officers, managers, agents, professionals and others for any of the purposes hereof or to guard or protect the Charged Property upon such terms as to remuneration or otherwise as he may think fit and to dismiss the same or discharge any persons appointed by the Company;

         (j) to settle, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person or body who is or claims to be a creditor of the Company or relating in any way to the Charged Property or any part thereof;

         (k) to bring, prosecute, enforce, defend and discontinue all such actions and proceedings or submit to arbitration in the name of the Company in relation to the Charged Property or any part thereof as he shall think fit;

         (l) to sever and sell plant, machinery or other fixtures sold separately from the property to which they may be annexed;

         (m) to implement or continue the development of (and obtain all consents required in connection therewith) and or complete any buildings or structures on, any real property comprised in the Charged Property and do all acts and things incidental thereto;

         (n) to purchase or acquire any land and purchase, acquire or grant any interest in or right over land;

         (o) to make calls conditionally or unconditionally on the members of the Company in respect of uncalled capital; and

         (p) to do all such other acts and things (including signing and executing all documents and deeds) as may be considered by the Receiver to be incidental or conducive to any of the matters or powers aforesaid or otherwise incidental or conducive to the preservation, improvement or realisation of the Charged Property and to use the name of the Company for all the purposes aforesaid.

11.3 REMOVAL: The Security Trustee may by written notice remove from time to time any Receiver appointed by it (subject to the provisions of Section 45 of the Insolvency Act 1986 in the case of an administrative receivership) and, whenever it may deem appropriate, appoint a new Receiver in the place of any Receiver whose appointment has terminated, for whatever reason.

11.4 REMUNERATION: The Security Trustee may from time to time fix the remuneration of any Receiver appointed by it.

11.5 MULTIPLE RECEIVERS: If at any time there is more than one Receiver of all or any part of the Charged Property, each Receiver may exercise individually all of the powers conferred on a Receiver under this Deed and to the exclusion of the other Receiver or Receivers (unless the document appointing such Receiver states otherwise).

SECTION 12. APPLICATION OF MONEYS

12.1. ORDER OF APPLICATION: All moneys received by the Security Trustee or any Receiver appointed hereunder shall be applied by it or him in the following order:

         (a) in payment of the costs, charges and expenses incurred, and payments made, by the Security Trustee and or any Receiver (including the payment of preferential debts);

         (b) in payment of remuneration to the Receiver at such rates as may be agreed between him and the Security Trustee at or any time after his appointment;

         (c) in or towards satisfaction of the Liabilities (in such order as the Security Trustee shall require on behalf of the Lender Parties or as may be set forth in the Loan Agreement); and

         (d) the surplus (if any) shall be paid to the Company or other persons lawfully entitled to it.


12.2 INSURANCE PROCEEDS: All moneys received by virtue of any insurance maintained or effected in respect of the Charged Property shall be applied as set forth in the Loan Agreement (including Section 8.1.7 thereof).

12.3 EXCLUSION OF CERTAIN PROVISIONS: Sections 109(6) and (8) of the Law of Property Act 1925 shall not apply to a Receiver appointed under this Deed.

12.4 SUSPENSE ACCOUNT: The Security Trustee and any Receiver may place and keep (for such time as it or he shall think prudent) any money received, recovered or realised pursuant to this Deed in or at a separate suspense account for so long and in such manner as the Security Trustee may from time to time determine (to the credit of either the Company or the Lender Parties as the Security Trustee shall think fit) and the Receiver may retain the same for such period as he and the Security Trustee consider expedient without having any obligation to apply the same or any part thereof in or towards discharge of the Liabilities.

SECTION 13. PROTECTION 0F THIRD PARTIES

13.1 NO DUTY TO ENQUIRE: No purchaser from, or other person dealing with, the Security Trustee and or any Receiver shall be obliged or concerned to enquire whether the right of the Security Trustee or any Receiver to exercise any of the powers conferred by this Deed has arisen or become exercisable, or whether any of the Liabilities remains outstanding or be concerned with notice to the contrary, or whether any event has happened to authorise the Receiver to act or as to the propriety or validity of the exercise or purported exercise of any such power and the title of such a purchaser and the position of such a person shall not be impeachable by reference to any of those matters.


13.2. RECEIPT ON ABSOLUTE DISCHARGE: The receipt of the Security Trustee or any Receiver shall be an absolute and a conclusive discharge to a purchaser and shall relieve him of any obligation to see to the application of any moneys paid to or by the direction of the Security Trustee or any Receiver.

13.3 PURCHASER: In Sections 13.1 and 13.2 the term "purchaser" includes any person acquiring, for money or money's worth, any lease of, or lien over, or any other interest or right whatsoever in relation to, the Charged Property.

SECTION 14. PROTECTION OF LENDER PARTIES AND RECEIVER

14.1 NO LIABILITY FOR EXERCISE OF POWERS: By way of supplement to the Trustee Act 1925, neither the Security Trustee, any Lender Party nor any Receiver shall be liable in respect of all or any part of the Charged Property or for any loss or damage which arises out of the exercise or the attempted or purported exercise of, or the failure to exercise any of, their respective powers, unless such loss or damage is caused by its or his negligence or wilful default.

14.2     POSSESSION OF CHARGED PROPERTY: Without prejudice to the generality of
         Section 14.1, entry into possession of the Charged Property shall not render the Security Trustee, the Lender Parties or the Receiver liable to account as mortgagee in possession and if and whenever the Security Trustee enters into possession of the Charged Property, it shall be entitled at any time at its discretion to go out of such possession.

SECTION 15.  COSTS AND EXPENSES

15.1 INDEMNITY: The Company will fully indemnify each of the Security Trustee, each Lender Party and any Receiver appointed hereunder on demand from and against any expense (including legal fees on a full indemnity basis), loss, damage or liability which any of them may incur in connection with the negotiation, preparation, execution, modification, amendment, release and or enforcement or attempted enforcement of, or preservation of the rights under, this Deed or in relation to any of the Charged Property, including any present or future stamp or other taxes or duties and any penalties or interest with respect thereto which may be imposed by any competent jurisdiction in connection with the execution or enforcement of this Deed or in consequence of any payment being made pursuant to this Deed (whether made by the Company or a third person) being impeached or declared void for any reason whatsoever.

15.2 DEFAULT INTEREST: The amounts payable under Section 15.1 above shall carry default interest at the Default Rate as well after as before judgment, from the dates on which they were paid, incurred or charged by the Security Trustee, the relevant Lender Party or the Receiver (as the case may be) and shall form part of the Liabilities and accordingly be secured on the Charged Property under the charges contained in this

        Deed. All such default interest shall be compounded at such intervals as the Security Trustee may select from time to time.

SECTION 16. OTHER SECURITY, CUMULATIVE POWERS AND AVOIDANCE OF PAYMENTS

16.1. SECURITY NON-EXCLUSIVE: This security is in addition to, and shall neither be merged in, nor in any way exclude or prejudice or be affected by any other lien, right of recourse or other right whatsoever, present or future, (or the invalidity thereof) which the Security Trustee or any Lender Party may now or at any time hereafter hold or have (or would apart from this security hold or have) from the Company or any other person in respect of the Liabilities.

16.2. POWERS CUMULATIVE, ETC.: The powers which this Deed confers on the Security Trustee and any Receiver appointed hereunder are cumulative, without prejudice to their respective powers under the general law, and may be exercised as often as the Security Trustee or the Receiver thinks appropriate. The Security Trustee or the Receiver may, in connection with the exercise of their powers, join or concur with any person in any transaction, scheme or arrangement whatsoever. The Company acknowledges that the respective powers of the Security Trustee and the Receiver will in no circumstances whatsoever be suspended, waived or otherwise prejudiced by anything other than an express waiver or variation in writing.

16.3. AMOUNTS DEEMED NOT PAID: If the Security Trustee reasonably considers that any amount paid by the Company in respect of the Liabilities is capable of being avoided or set aside on the liquidation or administration of the Company or otherwise, then for the purposes of this Deed (other than any provision requiring the payment of interest at the Default Rate) such amount shall not be considered to have been paid.

16.4. SETTLEMENT AND DISCHARGE: Any settlement or discharge between the Company and the Security Trustee shall be conditional upon no security or payment to the Security Trustee by the Company or any other person being avoided or set-aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency or liquidation for the time being in force and if such condition is not satisfied (but without limiting the other rights of the Security Trustee hereunder or under Applicable Law), such settlement or discharge shall be of no effect and the security created by this Deed shall remain and or shall be reinstated in full force and effect as if such settlement or discharge had not occurred and the Security Trustee shall, on behalf of the Lender Parties, be entitled to recover from the Company on demand the value (to the extent of the value of the outstanding Obligations at the time of such demand) of the security or payment so avoided, set-aside, refunded or reduced.

SECTION 17. NOTICE OF SUBSEQUENT CHARGE

        If the Security Trustee or any Lender Party receives notice of any subsequent lien or other interest affecting all or any of the Charged Property then it may open a new account or accounts for the Company in its books and if it does not do so then (unless it gives express written notice to the contrary to the Company) as from the time of receipt of such notice by the Security Trustee or the relevant Lender Party, all payments made by the Company to the Security Trustee or the relevant Lender Party (in the absence of any express appropriation to the contrary) shall be treated as having been credited to a new account of the Company and not as having been applied in reduction of the Liabilities.

SECTION 18. EXCLUSION OF POWERS OF LEASING

        During the continuance of this security the statutory and other powers of leasing, letting, entering into agreements for leases or lettings and accepting or agreeing to accept surrenders of leases or tenancies shall not be exercisable by the Company in relation to the Charged Property or any part thereof.

SECTION 19. DELEGATION

        By way of supplement to the Trustee Act 1925, the Security Trustee or any Receiver may delegate by power of attorney or in any other manner all or any of the powers, authorities and discretions which are for the time being exercisable by it or him under this Deed to any person or persons as it or he shall think fit. Any such delegation may be made upon such terms and conditions (including the power to subdelegate) as the Security Trustee or such Receiver may think fit. Neither the Security Trustee nor the Receiver will, in the absence of their own negligence or wilful default, be liable or responsible to the Company or any other person for any losses, liabilities or expenses arising from any act, default, omission or misconduct on the part of any such delegate.

SECTION 20. REDEMPTION OF PRIOR CHARGES

        The Security Trustee may at any time following the security constituted by this Deed becoming enforceable redeem any and all prior liens on or relating to the Charged Property or any part thereof or procure the transfer of such liens to itself and may settle and pass the accounts of the person or persons entitled to the prior liens. The Security Trustee shall use its best efforts to give prior notice to the Company of any such action but failure to give such notice shall not invalidate or otherwise prejudice such action. Any account so settled and passed shall be conclusive and binding on the Company. The Company will on demand pay to the Security Trustee all principal monies, interest, costs, charges, losses, liabilities and expenses of and incidental to any such redemption or transfer.

SECTION 21. NOTICE

        All notices and other communication provided to any party hereto in connection with this Deed shall be in writing and the provisions of
        Section 11.2 of the Loan Agreement are hereby incorporated into this Deed with all necessary consequential changes.

SECTION 22. NO IMPLIED WAIVERS

22.1 FAILURE OR DELAY IN ACTING: No failure or delay by any Lender Party in exercising any right, power or privilege under this Deed shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

22.2 RIGHTS AND REMEDIES CUMULATIVE: The rights and remedies of the Lender Parties provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law.

22.3 LIMITED EFFECT: A waiver given or consent granted by the Security Trustee under this Deed will be effective only if given in writing and then only in the instance and for the purpose for which it is given.

SECTION 23. INVALIDITY OF ANY PROVISION

        If any provision of this Deed is or becomes invalid, illegal or unenforceable in any jurisdiction in any respect under any law, the validity, legality and enforceability of the remaining provisions will not be affected or impaired in any way.

SECTION 24. ASSIGNMENT

        The Lender Parties may at any time assign or otherwise transfer all or any part of their rights under this Deed in accordance with and subject to the terms of the Loan Agreement

SECTION 25. CURRENCY

        (a) All monies received or held by any Lender Party or any Receiver under this Deed may be converted into such other currency as such Lender Party or Receiver considers necessary or desirable to cover the obligations and liabilities comprised in the Liabilities at the spot rate of exchange of such Lender Party (or, in respect of a Receiver, the spot rate of exchange of the Security Trustee) then prevailing for purchasing the required currency with the existing currency.


        (b) No payment to any Lender Party (whether under any judgement or court order or otherwise) shall discharge the obligation or liability of the Company in respect of which it was made unless and until the Lender Party shall have received payment in full in the currency in which the obligation or liability was incurred and to the extent that the amount of any such payment shall on actual conversion into such currency fall short of such obligation or liability expressed in that currency, the relevant Lender Party shall have a further separate cause of action against the Company and shall be entitled to enforce the security constituted by this Deed to recover the amount of the shortfall.

SECTION 26. COUNTERPARTS

        This Deed may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 27. PERPETUITY PERIOD

        For purposes of the Perpetuities and Accumulations Act 1964 any trust created under this Deed shall be deemed to have been created for a period of eighty (80) years commencing on the date of this Deed.

SECTION 28. CERTIFICATES CONCLUSIVE

        A certificate, determination, notification or opinion of the Security Trustee as to any amount payable under any Loan Document will be conclusive and binding on the Company except in the case of manifest error.

SECTION 29. BENEFIT OF UNDERTAKINGS

        The Security Trustee shall hold the benefit of the covenants, charges and other undertakings given by the Company pursuant to this Deed upon trust for the Lender Parties, provided that the Security Trustee's sole obligations to the Lenders shall be those set out in Article 10 of the Loan Agreement.

SECTION 30. GOVERNING LAW AND SUBMISSION TO JURISDICTION

        (a) GOVERNING LAW: This Deed and all matters and disputes relating hereto shall be governed and construed in accordance with English law.

        (b) JURISDICTION: Each of the parties hereto irrevocably agrees for the benefit of each of the Lender Parties that the courts of England shall have non-exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes which may arise out of or in connection with this Deed and, for such purposes, irrevocably submits to the non-exclusive jurisdiction of such courts.

        (c) FORUM: The Company irrevocably waives any objection which it might now or hereafter have to the courts referred to in clause (b) being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Deed and agrees not to claim that any such court is not a convenient or appropriate forum.

        (d) PROCESS AGENT: The Company agrees that the process by which any suit, action or proceeding is begun may be served on it by being delivered in connection with any suit, action or proceeding in England to it at:

             Fleetside Legal Representative Services Limited
             9 Cheapside
             London EC2V 5AD

        England.

        (e) NON-EXCLUSIVE: The submission to the jurisdiction of the courts referred to in clause (b) shall not (and shall not be construed so as to) limit the right of the Lender Parties or any of them to take proceedings against the Company in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

        (f) WAIVER OF IMMUNITY: To the extent that the Company may be entitled in any jurisdiction to claim for itself or its assets, immunity from suit, execution, attachment or other legal process whatsoever, it hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

IN WITNESS whereof this Deed has been duly executed and delivered as of the day and year first before written.

THE COMPANY

EXECUTED and DELIVERED as a deed   )
by SOCIETE DES MINES DE            )
MORILA S.A.                        )
acting by                          )


Director  /s/ DENNIS MARK BRISTOW
         ------------------------
              DENNIS MARK BRISTOW


Director /s/ DAVID ASHWORTH
         ------------------------
             DAVID ASHWORTH

THE SECURITY TRUSTEE

EXECUTED and DELIVERED as a deed   )
per pro                            )
N M ROTHSCHILD & SONS LIMITED      )


By
  -----------------------------------

Name Printed
            -------------------------

Title Director




By
  -----------------------------------

Name Printed
            -------------------------

Title Director





                                     - S1 -

IN WITNESS whereof this Deed has been duly executed and delivered as of the day and year first before written.

THE COMPANY

EXECUTED and DELIVERED as a deed   )
by SOCIETE DES MINES DE            )
MORILA S.A.                        )
acting by                          )


Director
         -------------------


Director
         -------------------

THE SECURITY TRUSTEE

EXECUTED and DELIVERED as a deed   )
per pro                            )
N M ROTHSCHILD & SONS LIMITED      )


By /s/ [ILLEGIBLE]
   ----------------------------------

Name Printed /s/ [ILLEGIBLE]
            -------------------------

Title Director




By /s/ [ILLEGIBLE]
   ----------------------------------

Name Printed
            -------------------------

Title





                                     - S1 -

                                   SCHEDULE 1
            FORM OF NOTICE OF ASSIGNMENT AND FORM OF ACKNOWLEDGEMENT

                                     PART I
                          FORM OF NOTICE OF ASSIGNMENT

To:   [                       ]

From: Societe des Mines de Morila S.A. (the "Company") and
      N M Rothschild & Sons Limited, as Security Trustee

                                                                          [Date]

                                                               [_______,_______]

Dear Sirs:

                              NOTICE OF ASSIGNMENT

We refer to the [                 ] Agreement (the "Agreement") between the
Company and [_____________] dated [___________,__________].

We hereby notify you that Societe des Mines de Morila S.A. (the "Company") has assigned to N M Rothschild & Sons Limited, as Security Trustee (the "Security Trustee") pursuant to a Debenture, dated _________, _______ (the "Debenture"), between the Company and the Security Trustee (in connection with the Loan Agreement, dated ______________, ________, among, inter alia, the Company, the Completion Guarantors referred to therein, the Lenders referred to therein, the Co-Arrangers referred to therein, the Arrangers referred to therein, and N M Rothschild & Sons Limited, as the Agent (the "Loan Agreement")) all its present and future right, title and interest under to and in the Agreement as security for certain obligations owned by the Company to the Lender Parties (as defined therein).

Words and expressions defined in the Debenture shall, unless otherwise defined herein, have the same meaning when used in this letter (the "Notice of Assignment").

[A copy of the Debenture is enclosed for your attention and we request that you take note of its provisions].

Please note the following:

1. The Company shall at all times remain solely liable to you for the performance of all of the obligations assumed by it under or in respect of the Agreement.




                                    - SS1 -

2. The Company irrevocably and unconditionally instructs you to pay the full amount of any sum which you are (or would, but for the Debenture, be) at any time obliged to pay to it under or in respect of the Agreement:

          (i) unless and until the Security Trustee gives you notice of an Event of Default, to the following bank account:

          [Specify full details of the Operating Account as required by the Loan Agreement (the "Operating Account")]; and

          (ii) at all times after the Security Trustee has given you notice of an Event of Default as referred to in paragraph (i) above, to such bank account as the Security Trustee may from time to time specify to you.

3. The Security Trustee has agreed that the Company may exercise all of the rights, powers, discretions and remedies which would (but for the Debenture) be vested in the Company under and in respect of the Agreement unless and except to the extent that the Security Trustee gives you notice of an Event of Default. Upon and after the giving of any such notice of an Event of Default, the Security Trustee shall be entitled to exercise and give directions regarding the exercise of all or any of those rights, powers, discretions and remedies (to the exclusion of the Company and to the exclusion of any directions given at any time by or on behalf of the Company) to the extent specified in the notice of an Event of Default.

4. The Company has irrevocably and unconditionally appointed the Security Trustee to be its attorney to do (among other things) all things which the Company itself could do in relation to the Agreement.

5.   The Company confirms that

          (i) in the event of any conflict between communications received from the Company and from the Security Trustee, the communication from the Security Trustee shall prevail; and

          (ii) none of the instructions, authorisations and confirmations in this notice can be revoked or varied in any way except with the Security Trustee's specific prior written consent.

Please acknowledge receipt of this notice, and confirm your agreement to it, by executing and returning to the Security Trustee an original copy of the Form of Acknowledgement attached to this Notice of Assignment.


                                    - SS2 -

This Notice of Assignment is governed by English law.

Yours truly,







---------------------------------------
Societe des Mines de Morila S. A.





----------------------------------------
N M Rothschild & Sons Limited
   as Security Trustee










                                    - SS3 -

                                   SCHEDULE 1

                                     PART II
                             FORM OF ACKNOWLEDGEMENT

To:     N M Rothschild & Sons Limited
        New Court
        St. Swithin's Lane
        London EC4P 4DU

        Facsimile No: 0171-280-5139

        (as Security Trustee)

Attn:   David Street Giles Baynham


Dear Sirs:


        RE: [                 ](THE "AGREEMENT")

We acknowledge receipt of the Notice of Assignment, dated            ,      ,
(a copy of which is attached to this letters) [and the copy of the Debenture enclosed with that notice]. Words and expressions defined in the Debenture and the attached Notice of Assignment have the same meanings in this letter.

In consideration of the Lender Parties agreeing to provide finance and financial support pursuant to the Loan Documents, we confirm that:

1. we consent to the assignment of the Agreement and have noted, and will act in accordance with, the terms of the Notice of Assignment;

2. we have not previously received notice of any other assignment of the Agreement and we are not aware of any interest of any third party in any of the Company's rights, benefits, interests or claims under or in respect of the Agreement;

3. we irrevocably and unconditionally agree to pay the full amount of any sum which we are (or would but for the Debenture, be) at any time obliged to pay under or in respect of the Agreement;

                     (i) unless and until the Security Trustee gives us notice of an Event of Default, to the Account:

                     (ii) at all times, after the Security Trustee has given us notice of an Event of Default, to such bank account as the Security Trustee may from time to time specify;




                                      -SS4-

4. we acknowledge that the Company shall at all times remain solely liable to us for the performance of all of the obligations assumed by it under the Agreement, and that neither the Security Trustee nor any other Lender Party is or will be under any liability or obligation whatever in the event of any failure by the Company to perform its obligations under the Agreement.

This letter is governed by English law.

Yours truly,





[                                  ]



by
   ---------------------------------


[                         ]





















                                     -SS5-

                                   SCHEDULE 2
FORM OF NOTICE AND FORM OF ACKNOWLEDGEMENT REGARDING PROJECT ACCOUNTS (OFFSHORE)

                                     PART I
                FORM OF NOTICE TO PROJECT ACCOUNT BANK (OFFSHORE)



To:     [Insert name and address of Project Account Bank (Offshore)]

From:   Societe des Mines de Morila S.A. (the "Company")

        and N M Rothschild & Sons Limited (as "Security Trustee")


                                                                      [DATE]


Dear Sirs:


                                NOTICE OF CHARGE

We, the Company, hereby give you notice that pursuant to a Debenture, dated , made between ourselves and the Security Trustee (such Debenture, as it may from time to time be amended, assigned, novated or supplemented, being called the "Debenture"), we have charged and agreed to charge to the Security Trustee all our rights, title, benefits and interests, present and future, under and in respect of the accounts detailed below (together the "Project Accounts"), and all present and future rights, benefits, interests and claims under or in respect of each Project Account Agreement, including (in each case) all moneys from time to time standing to the credit of, all debts from time to time represented by, the above accounts and all other rights from time to time accruing to or arising in connection with any of the above assets.

         [Specify full details of Project Accounts (Offshore) including branch, sort code and account numbers]

Words and expressions defined in the Debenture shall, unless otherwise defined herein, have the same meaning in this letter (the "Notice of Charge").

[A copy of the Debenture is enclosed for your attention and we request that you take note of its provisions]

Please acknowledge receipt of this notice and confirm your agreement to it, by executing and returning to the Security Trustee

                     (i) an original copy of the Form of Acknowledgement attached to this Notice of Charge; and

                     (ii) an original copy of the Project Account Agreement (Offshore) attached to this notice of charge.




                                     -SS6-

This Notice of Charge shall be governed by English law.

Yours truly,



--------------------------------
Societe des Mines de Morila S.A.








--------------------------------
N M Rothschild & Sons Limited.
as Security Trustee























                                      -SS7-

                                   SCHEDULE 2

                                     PART II
            FORM OF ACKNOWLEDGEMENT FROM PROJECT ACCOUNT BANK




To:    N M Rothschild and Sons Limited
       New Court
       St. Swithin's Lane
       London EC4P 4DU

       Facsimile No: 0171-280-5139

       (as Security Trustee)


Attn:  David Street Giles Baynham





Dear Sirs:


We acknowledge receipt of the Notice of Charge, dated            ,       (a copy
of which is attached to this letter) [and the copy of the Debenture enclosed with that notice]. Words and expressions defined in the Notice of Charge and the Debenture have the same meanings in this letter.

In consideration of the Lender Parties agreeing to provide finance and financial support pursuant to the Loan Documents, we confirm that

1 we consent to the charging of the Project Accounts and have noted, and will act in accordance with the terms of the Notice of Charge;

2 there does not exist in our favour, and we undertake not to create, assert, claim or exercise, any mortgage, fixed or floating charge, encumbrance, assignment or other security interest of any kind, or any agreement or arrangement having substantially the same economic or financial effect as any of the foregoing (including any rights of counter-claim, rights of set-off or combination of accounts or any "hold back" or "flawed asset" arrangement over or with respect to the Project Accounts (or any part thereof) including any moneys standing to the credit of, or received by us to be credited to, any Account (or any part thereof);

3 we have not, as at the date hereof, received any notice that any third party has or will have any right or interest whatsoever in, or has made or will be making any claim or demand or be taking any action whatsoever against the Company's rights, benefits,




                                     -SS8-
     interests or claims under or in respect of the Project Accounts or any part thereof, and if, after the date hereof, we receive any such notices we shall immediately give written notice thereof to the Security Trustee.

This letter is governed by English law.

Yours truly,



Signed for and on behalf of
[ACCOUNT BANK]


By:
   --------------------------

[                        ]












                                     -SS9-

                                   SCHEDULE 3
     FORM OF NOTICE OF ASSIGNMENT OF INSURANCES AND FORM OF ACKNOWLEDGEMENT

                                     PART I
                          FORM OF NOTICE OF ASSIGNMENT


To:     [INSERT NAME AND ADDRESS OF INSURANCE COMPANY/UNDERWRITER]

From:   Societe des Mines de Morila S.A. (the "Company")

        and

        N M Rothschild & Sons Limited (the "Security Trustee")


                                                           [Date]


Dear Sirs,

                              NOTICE OF ASSIGNMENT


We the Company, hereby give you notice that pursuant to a Debenture dated [________, _______] and made between ourselves and the Security Trustee, (such Debenture, as the same may be amended, assigned, novated or supplemented from time to time, being below called the "Debenture") we have assigned and agreed to assign to the Security Trustee all our rights, title, benefits, interests and claims, present and future, in and to the Insurances and all Insurance Proceeds (including all claims relating to such Insurances and all rights to require payment of any amount under such Insurances and return premium payable in respect of such Insurances) (together the "Assigned Property").

Words and expressions defined in the Debenture shall, unless otherwise defined herein, have the same meaning in this letter (the "Notice of Assignment").

[A copy of the Debenture is enclosed for your attention and we request that you take note of its provisions.]

Please note the following

1. The Company shall at all times remain solely liable to you for the performance of all of the obligations assumed by it under or in respect of the Insurances (including the payment of all premiums, calls, contributions or other sums from time to time payable in respect of the Insurances).

2. The Company irrevocably and unconditionally instructs you to pay all moneys including the proceeds of all claims which at any time may be or would, but for the


                                     -SS10-

     Debenture, be or become payable by you to the Company under or in respect of the Insurances as follows:

          (i) unless and until the Security Trustee gives you notice of an Event of Default, in accordance with the loss payable clause contained in the relevant policy(ies) of insurances; and

          (ii) at any time after the Security Trustee gives you notice of an Event of Default, to such bank account or otherwise as the Security Trustee may from time to time direct.

3. The Security Trustee has agreed that the Company may exercise all the rights, powers, discretions and remedies which would (but for the Debenture) be vested in the Company under and in respect of the Assigned Property and you should continue to give notices under the Insurances to the Company unless and except to the extent that the Security Trustee gives you notice of an Event of Default. Upon and after the giving of any such notice of an Event of Default, the Security Trustee shall be entitled to exercise and give directions regarding the exercise of all or any of those rights, powers, discretions and remedies (to the exclusion of the Company and to the exclusion of any directions given at any time by or on behalf of the Company) to the extent specified in the notice of an Event of Default.

4. The Company has irrevocably and unconditionally appointed the Security Trustee to be its attorney to do (among other things) all things which the Company itself could do in relation to the Assigned Property.

5.   The Company confirms that

          (i) in the event of any conflict between communications received from the Company and from the Security Trustee, the communication from the Security Trustee shall prevail; and

          (ii) none of the instructions, authorisations and confirmations in this notice can be revoked or varied in any way except with the Security Trustee's specific prior written consent.

This Notice of Assignment is governed by and shall be construed in accordance with English law.


                                     -SS11-

Please acknowledge receipt of this Notice of Assignment and confirm that you will comply with the other provisions of this Notice of Assignment by executing and returning an original copy of the Form of Acknowledgement attached to this Notice of Assignment to the Security Trustee at the address set out in the Form of Acknowledgement.


Yours truly,



-----------------------------------

Societe des Mines de Morila S.A.







-----------------------------------

N M Rothschild and Sons Limited
  as Security Trustee








                                     -SS12-

                                   SCHEDULE 3

                                    PART II
                            FORM OF ACKNOWLEDGEMENT



To:    N M Rothschild and Sons Limited
       New Court
       St. Swithin's Lane
       London EC4P 4DU


       Facsimile No: 0171-280-5139


Attn   David Street Giles Baynham


Dear Sirs,


We acknowledge receipt of the Notice of Assignment, dated [____________,_____], (the "Notice") a copy of which is attached, and agree to be bound by its terms and conditions [and further acknowledge receipt of the copy of the Debenture enclosed with the Notice]. Words and expressions defined in the Notice shall, unless otherwise defined herein, have the same meanings in this letter.

In consideration of the Lenders approving and continuing to approve the placement of Insurances with us from time to time, we undertake and confirm to you in the terms set out in this letter

1. We will ensure that the interest of the Security Trustee (as assignee of the Assigned Property) and a copy of the endorsement set out in the Exhibit of this Acknowledgement will be duly noted and endorsed on all slips, cover notes, policy documents and other documents relating to the Insurances.

2. We agree to ensure and procure that any and all claims, proceeds or other moneys payable under or in respect of the Assigned Property are paid in accordance with the required loss payable provisions in the relevant policy(ies) or otherwise as directed in the Notice.

3. We also confirm that we have not, as at the date of this letter, received notice that any other person has or will have any right or interest whatsoever in, or has made or will be making any claim or demand or be taking any action against the Assigned Property or any part thereof, and if, after the date hereof, we receive any such notice, we shall immediately give written notice thereof to the Security Trustee.



                                     -SS13-

This letter shall be governed by and construed in accordance with English law.


Yours truly,






-------------------------------

[Name of broker underwriter insurance company]






                                     -SS14-

                                   SCHEDULE 3

                           EXHIBIT TO ACKNOWLEDGEMENT
                              NOTICE OF DEBENTURE



        [TO BE ENDORSED ON EACH POLICY OR OTHER INSTRUMENT OF INSURANCE]


Notice has been received from Societe des Mines de Morila S.A. (the "Company") that by a Debenture, dated [_________,____], and made between the Company and N M Rothschild & Sons Limited whose registered office is at New Court, St. Swithin's Lane, London EC4P 4DU, (the "Security Trustee" including for this purpose its successors and assigns) the Company has assigned to the Security Trustee all the Company's rights, title, benefits, interests and claims, present and future, in and to the Insurances, (including the insurance constituted by the policy on which this notice is endorsed) and all Insurance Proceeds (including all claims relating to them and all rights to require payment of any amount under them and all returns of premium payable in respect of them).

No moneys which at any time may be or would, but for the Debenture, be or become payable by you to the Company pursuant to the Insurances (including the insurance constituted by the policy on which this notice is endorsed) and the proceeds of all claims shall be paid in accordance with the loss payable clause contained in the relevant policy(ies) unless and until the Security Trustee gives you notice of an Event of Default, in which event you should make all future payments as directed by the Security Trustee.





                                     -SS15-